Exhibit 3.15

CERTIFICATE OF FORMATION

OF

ARBR ACQUISITION, LLC

This Certificate of Formation is being executed as of April 12, 2010, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act 6 Del. C. § 18-101 et seq.

The undersigned being duly authorized to execute and file this Certificate does hereby certify as follows:

1. Name. The name of the limited liability company is ARBR Acquisition, LLC (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

3. Authorized Person. The name and address of the authorized person is Randi S. Neihaus, Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004. The powers of the authorized person shall terminate upon the filing of this Certificate of Formation.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

/s/ Randi S. Neihaus
Randi S. Neihaus
Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

ARBR Acquisition, LLC

This Certificate of Amendment is being executed as of May 26, 2010 for the purpose of amending the Certificate of Formation of ARBR Acquisition, LLC (the “LLC”) pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-202.

The undersigned, the sole member of the LLC, does hereby certify as follows:

FIRST: The name of the limited liability company is ARBR Acquisition, LLC.

SECOND: Paragraph 1 of the Certificate of Formation of the LLC is hereby amended and restated in its entirety as follows:

“The name of the limited liability company formed is Aleris Recycling Bens Run, LLC.”

THIRD: This Certificate of Amendment is effective as of 1:05 p.m. eastern daylight time on June 1, 2010.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation on the date first written above.

RCY Acquisition Co.

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	President